UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 18, 2008
MOLECULAR INSIGHT PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Massachusetts (State or Other Jurisdiction of Incorporation)	001-33284 (Commission File Number)	04-0562086 (IRS Employer Identification No.)
160 Second Street, Cambridge, Massachusetts 02142
(Address of Principal Executive Offices, Including Zip Code)
(617) 492-5554
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-10.1 Seventh Amendment to Molecular Insight Pharmaceuticals, Inc., Greenworks Lease

Item 1.01 Entry into a Material Definitive Agreement.
On January 18, 2008 , Molecular Insight Pharmaceuticals, Inc. (“Molecular”) entered into a Seventh Amendment to the Lease Agreement (“Seventh Amendment”) with RayJoe Limited Partnership (“RayJoe”), which Seventh Amendment amended the terms of that certain Lease Agreement, originally dated June 19, 2003, by and between RayJoe and Molecular, as amended subsequently. The Seventh Amendment increased the amount of office space that Molecular leases from RayJoe at the Greenworks Building, 160 Second Street, Cambridge, MA 02142.
Pursuant to the terms of the Seventh Amendment, the total additional fixed rent for the added office space is $93,465 per year.
The above descriptions of the Seventh Amendment are summary only and are qualified in their entirety by the terms of the Seventh Amendment attached as Exhibit 10.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
                    (d) Exhibits. The following exhibit is furnished pursuant to Items 1.01:
10.01	Seventh Amendment to Molecular Insight Pharmaceuticals, Inc., Greenworks Lease, dated January 18, 2008, by and between RayJoe Limited Partnership and Molecular Insight Pharmaceuticals, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized, on the 25th day of January, 2008.

MOLECULAR INSIGHT PHARMACEUTICALS, INC.

By:	/s/ John E. McCray
	Name:	John E. McCray
	Title:	Chief Operating Officer

Exhibit Index to Current Report on Form 8-K

Exhibit
Number	Description
10.1	Seventh Amendment to Molecular Insight Pharmaceuticals, Inc., Greenworks Lease, dated January 18, 2008, by and between RayJoe Limited Partnership and Molecular Insight Pharmaceuticals, Inc.